UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):      August 14, 2009

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of Incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
1755 Wittington Place, Suite 340 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code          972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On August 14, 2009, New Concept Energy, Inc. (“GBR” or the “Company”) announced its operational results for the three months ended June 30, 2009. A copy of the announcement is attached as Exhibit “99.1.”

     The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly-update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits.

The following exhibit is furnished with this Report:

Exhibit
Designation	Description of Exhibit

99.1*	Press Release dated August 14, 2009.

*Furnished herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: August 14, 2009
NEW CONCEPT ENERGY, INC

By: /s/ Gene S. Bertcher
Gene S. Bertcher, President and Chief
Financial Officer

Exhibit 99.1

For Immediate Release	Contact:	Oscar Smith
Gene Bertcher
(972) 407-8400

NEW CONCEPT ENERGY
REPORTS FIRST QUARTER 2009 RESULTS

Dallas, Texas (Business Wire) August 14, 2009: New Concept Energy, Inc. (AMEX: GBR), (“the Company” or “NCE”), a Dallas-based oil and gas company, today reported net losses of $84,000 and $61,000 ($.03 and $.04 per share) for the three and six months ended June 30, 2009, compared to net income of $15 million ($7.73 and $7.84 per share) for the comparable periods of 2008. The primary reason for the decrease in net income is the recognition of gain on the sale of mineral rights in the first quarter of 2008, of which there was no comparable sale in 2009.

Revenues and Operating Expenses: For the three and six months ended June 30, 2009, the Company recorded oil and gas revenues of $287,000 and $681,000. No such revenues were earned in the comparable periods in 2008, which was prior to acquisition of the oil and gas operations. During the same periods in 2009, the Company recorded revenues of $762,000 and $1.4 million from its retirement property compared to $699,000 and $1.4 million for the comparable periods in 2008.

For the three and six months ended June 30, 2009, the Company recorded oil and gas operating expenses of $371,000 and $757,000. No such operating expenses were incurred in the comparable periods in 2008, which was prior to acquisition of the oil and gas operations. During the same periods in 2009, operating expenses and lease expense at the retirement property were $621,000 and $1.2 million as compared to $550,000 and $1.1 million for the comparable periods in 2008.

For the three and six months ended June 30, 2009, corporate general & administrative expenses were $235,000 and $497,000 as compared to $264,000 and $525,000 for the comparable periods in 2008. The decrease is primarily due to increased employee-related efficiencies in the 2009 periods as compared to 2008.

Interest Income: For the three and six months ended June 30, 2009, interest income was $113,000 and $294,000 as compared to $198,000 and $250,000 for the comparable periods in 2008. The quarter to quarter decrease is primarily due to decreases in the prime lending rate from 2008 to 2009. The increase in the six month comparison is due to the increased receivable on which interest is computed over the comparable periods.

Interest Expense: The Company recorded interest expense for the three and six months ended June 30, 2009, of $31,000 and $61,000 as compared to $68,000 and $230,000 for the comparable periods in 2008. The decrease is primarily due to the payoff of interest bearing debt during the second quarter of 2008, as well as reduced interest rates on notes payable from 2008 to 2009.

Other Income: Other income was $12,000 and $43,000 for the three and six months ended June 30, 2009, as compared to $138,000 and $412,000 for the comparable periods in 2008. In 2008, the income was due to the collection of back interest from a mortgage bond receivable due to the sale of a property in August 2001. Because the mortgage bond was payable based on cash flow and profit of the property, the uncollected interest was not recorded until collected.

New Concept Energy, Inc. and Subsidiaries

Consolidated Statements of Operations

(amounts in thousands, except per share data)

	For The Three Month		For The Six Month
	Period Ended		Period Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenue
Oil and gas operations, net of royalties	$287	$—	$681	$—
Real estate operations	762	699	1,436	1,403
	1,049	699	2,117	1,403

Operating expenses
Oil and gas operations	371	--	757	--
Real estate operations	383	313	723	628
Lease expense	238	237	477	473
Corporate general and administrative	235	264	497	525
	1,227	814	2,454	1,626

Operating loss	(178)	(115)	(337)	(223)

Other income (expense)
Interest income	113	198	294	250
Interest expense	(31)	(68)	(61)	(230)
Gain on sale of leasehold interest	--	16,440	--	16,440
Other income	12	138	43	412
	94	16,708	276	16,872

Net income (loss) from continuing operations	(84)	16,593	(61)	16,649
Provision for income taxes	--	1,626	--	1,626

Net income (loss) applicable to common shares	$(84)	$14,967	$(61)	$15,023

Net earnings (loss) per common share –
basic and diluted	$(.04)	$7.73	$(0.03)	$7.84
Weighted average of common and equivalent shares
outstanding – basic and diluted	1,947	1,937	1,947	1,916

New Concept Energy, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	June 30,	December 31,
Assets	2009	2008

Current assets

Cash and cash equivalents	$63	$190
Accounts receivable - trade	133	353
Note and interest receivable – related party	10,736	10,632
Other current assets (including $189 from related parties in 2008)	731	527

Total current assets	11,663	11,702

Oil and natural gas properties (full cost accounting method):

Proved developed and undeveloped oil and gas properties	10,873	10,688

Property and equipment, net of depreciation

Land, buildings and equipment - oil and gas operations	1,352	1,291
Other	157	149

Total property and equipment	1,509	1,440

Other assets	284	228

Total Assets	$24,329	$24,058

New Concept Energy, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS - CONTINUED

(amounts in thousands, except share amounts)

	June 30,	December 31,
Liabilities And Stockholders’ Equity	2009	2008

Current liabilities

Accounts payable – trade	$318	$202
Accrued expenses	2,070	1,944

Total current liabilities	2,388	2,146

Long-term debt	1,143	1,026

Other long-term liabilities	367	394

Total liabilities	3,898	3,566

Stockholders’ equity
Preferred stock, Series B	1	1
Common stock, $.01 par value; authorized, 100,000,000
shares; issued and outstanding, 1,946,935 shares at
June 30, 2009 and December 31, 2008	20	20
Additional paid-in capital	58,838	58,838
Accumulated deficit	(38,428)	(38,367)

	20,431	20,492

Total Liabilities & Equity	$24,329	$24,058

Certain statements in this media release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. The words “estimate”, “plan”, “intend”, “expect”, “anticipate”, “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this release. New Concept Energy, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our expectations are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Important factors that could cause our actual results to differ from estimates or projects contained in any forward-looking statements are described under ITEM 1A. RISK FACTORS in the Company’s Form 10-K for the fiscal year ended December 31, 2008.